Exhibit 99.1

News Release

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Third-Quarter 2010 Net Income of $37 Million

Revenue of $708 million, up 20 percent in local currency

CHICAGO, October 26, 2010 – Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated financial and professional services firm specializing in real estate, today reported net income of $37 million on a U.S. GAAP basis, or $0.84 per share, for the quarter ended September 30, 2010. This compares with net income of $20 million on a U.S. GAAP basis, or $0.46 per share, for the quarter ended September 30, 2009. Adjusting for Restructuring and certain non-cash co-investment charges in the third quarter of 2010, net income would have been $38 million, or $0.86 per share, compared with adjusted net income of $27 million, or $0.61 per share, in 2009. The firm’s adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) were $79 million for the third quarter of 2010 compared with adjusted EBITDA of $66 million for the same period in 2009. Revenue for the third quarter of 2010 was $708 million, compared with $595 million in the third quarter of 2009, an increase of 19 percent in U.S. dollars, 20 percent in local currency.

On a year-to-date basis net income was $69 million, or $1.57 per share, compared with a net loss of $56 million, or $1.50 per share, for the first nine months of 2009. Adjusted EBITDA on a year-to-date basis was $194 million compared with adjusted EBITDA of $126 million in 2009. Revenue for the first nine months of 2010 was $2.0 billion, compared with $1.7 billion in 2009, an increase of 18 percent, 17 percent in local currency.

Third-Quarter 2010 Highlights:

•	Steady, broad-based revenue improvement continues

•	Leasing revenue up 36 percent in local currency

•	Corporate outsourcing growth continues driven by new wins

•	Semi-annual dividend declared

Results included less than $1 million of Restructuring charges in the third quarter of 2010, compared with $4 million in 2009. Third-quarter results also included approximately $1 million of non-cash co-investment impairment charges, compared with $4 million in 2009. Restructuring charges are excluded from segment operating results although they are included for consolidated reporting. Non-cash co-investment impairments are included in Equity earnings (losses) at the consolidated and segment reporting levels.

Jones Lang LaSalle Reports Third-Quarter 2010 Net Income – Page 2

On a year-to-date basis, results included $6 million of Restructuring charges, compared with $37 million in 2009, and $10 million of co-investment impairment charges compared with $48 million in 2009.

“We strengthened our market positions and expanded businesses around the world, with healthy revenue growth in both our transactional and annuity businesses,” said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. “We posted solid results in the third quarter, as the broad market recovery continued.”

Business Line Revenue Comparison (in millions, “LC” = local currency)

	Three Months Ended Sept 30,		% Change In LC	Nine Months Ended Sept 30,		% Change In LC
	2010	2009		2010	2009
Real Estate Services (“RES”)
Leasing	$235.6	$174.7	36%	$640.7	$493.0	29%
Capital Markets & Hotels	74.6	56.4	34%	190.6	123.5	52%
Property & Facility Management	170.8	152.5	10%	499.4	429.7	12%
Project & Development Services	89.1	72.6	25%	238.3	220.3	8%
Advisory, Consulting and Other	73.3	73.2	2%	210.5	203.3	3%

Total RES revenue	$643.4	$529.4	22%	$1,779.5	$1,469.8	19%

LaSalle Investment Management
Advisory fees	$61.7	$61.2	1%	$176.2	$180.1	(4%)
Transaction and Incentive fees	3.3	4.7	(30%)	13.7	15.7	(17%)

Total Investment Management	$65.0	$65.9	(1%)	$189.9	$195.8	(5%)

Total Firm Revenue	$708.4	$595.3	20%	$1,969.4	$1,665.6	17%

Operating expenses excluding Restructuring charges were $646 million for the third quarter, compared with $546 million in 2009. On a local currency basis, operating expenses excluding Restructuring charges increased 19 percent, primarily as a result of increased incentive compensation related to transactional revenue and costs associated with new business pursuits. Total compensation as a percentage of firm revenue for the third quarter was 65.4 percent, compared with 63.8 percent in the third quarter of last year. The increase resulted from recent Corporate Solutions wins that required start-up hiring and transition costs in the third quarter in advance of revenue generation to begin in the fourth quarter, adding new clients for which reimbursed payroll costs are reported on a “gross” basis, and differences in timing of certain incentive compensation accruals between years.

Year-to-date operating expenses excluding Restructuring charges were $1.8 billion, an increase of 13 percent in local currency compared with the first nine months of 2009. Total compensation as a percent of firm revenue on a year-to-date basis was 65.4 percent in 2010, compared with 66.3 percent for the first nine months of 2009.

Jones Lang LaSalle Reports Third-Quarter 2010 Net Income – Page 3

Adjusted operating income margin improved to 8.8 percent in the third quarter, compared with an 8.2 percent margin in the same period of 2009. Year-to-date adjusted operating income margin was 7.2 percent, up from 4.3 percent in the first nine months of 2009.

Balance Sheet and Dividend

The firm’s outstanding debt on its long-term credit facility was $253 million at September 30, 2010, compared with $292 million at September 30, 2009. During the third quarter, the firm made the first deferred payment related to the Staubach acquisition. The firm also announced it renewed and extended its bank credit facility, increasing the capacity to $1.1 billion from $840 million and extending the maturity to September 2015 from June 2012. The increased capacity provides strength and liquidity to meet current commitments and capitalize on new opportunities, and the maturity extension to 2015 is well past the due date of all deferred acquisition payments.

The Board of Directors declared a semi-annual dividend of $0.10 per share of its common stock, consistent with the semi-annual dividends paid in recent periods. The dividend payment will be made on Wednesday, December 15, 2010, to holders of record at the close of business on Monday, November 15, 2010.

Business Segment Third-Quarter and Year-to-Date Performance Highlights

Americas Real Estate Services

Third-quarter revenue in the Americas region was $309 million, an increase of 29 percent in US dollars and local currency over the prior year, driven by increased transactional activities, both in Leasing, which increased 38 percent in local currency year over year, and Capital Markets and Hotels.

	Three Months Ended Sept 30,		% Change in LC	Nine Months Ended Sept 30,		% Change in LC
Americas (in millions)	2010	2009		2010	2009
Leasing	$152.6	$110.9	38%	$410.2	$322.0	27%
Capital Markets & Hotels	25.2	11.0	127%	49.0	24.6	97%
Property & Facility Management	62.6	52.0	20%	182.7	146.5	24%
Project & Development Services	40.7	35.0	16%	110.8	114.5	(4%)
Advisory, Consulting and Other	28.0	29.9	(6%)	80.1	80.5	(1%)

Operating revenue	$309.1	$238.8	29%	$832.8	$688.1	21%
Equity earnings (losses)	0.0	0.0	n/m	0.3	(1.2)	n/m

Total segment revenue	$309.1	$238.8	29%	$833.1	$686.9	21%

n/m – not meaningful

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Jones Lang LaSalle Reports Third-Quarter 2010 Net Income – Page 4

Operating expenses were $272 million in the third quarter, 29 percent higher in local currency than a year ago, driven primarily by transition costs supporting recent wins from which the firm will begin to earn revenue in the fourth quarter as well as higher incentive compensation expenses related to increased transaction revenue. Year-to-date operating expenses were $754 million, compared with $644 million for the same period in 2009, a 17 percent increase in local currency.

EBITDA for the third quarter of 2010 was $46 million, compared with $39 million for the third quarter of 2009. Year-to-date EBITDA for 2010 was $105 million compared with $82 million for the first nine months of 2009.

EMEA Real Estate Services

EMEA’s third-quarter revenue was $169 million in 2010 compared with $154 million in 2009, an increase of 10 percent, 18 percent in local currency, with the most significant contribution from Leasing. Revenue in France and England was up 32 percent and 28 percent, respectively, in local currency compared with the third quarter of 2009. Year-to-date revenue in the region was $491 million in 2010 compared with $418 million in 2009, an increase of 18 percent, 21 percent in local currency.

	Three Months Ended Sept 30,		% Change in LC	Nine Months Ended Sept 30,		% Change in LC
EMEA (in millions)	2010	2009		2010	2009
Leasing	$47.8	$36.0	42%	$133.4	$102.2	34%
Capital Markets & Hotels	31.1	30.2	11%	89.3	68.6	34%
Property & Facility Management	32.6	32.9	6%	102.3	91.6	13%
Project & Development Services	29.2	26.7	20%	82.8	74.3	16%
Advisory, Consulting and Other	28.6	28.4	8%	83.6	82.1	5%

Operating revenue	$169.3	$154.2	18%	$491.4	$418.8	20%
Equity losses	0.0	0.0	n/m	0.0	(0.9)	n/m

Total segment revenue	$169.3	$154.2	18%	$491.4	$417.9	21%

n/m – not meaningful

Operating expenses were $166 million in the third quarter, an increase of 5 percent from the prior year, 13 percent in local currency, primarily due to increased variable compensation expense related to improved year-over-year performance. Year-to-date operating expenses were $492 million, an increase of 11 percent, 13 percent in local currency.

The region’s EBITDA for the third quarter of 2010 was $7 million, compared with $1 million for the same period last year. Year-to-date EBITDA for 2010 was $13 million compared with an EBITDA loss of $10 million for the first nine months of 2009.

Jones Lang LaSalle Reports Third-Quarter 2010 Net Income – Page 5

Asia Pacific Real Estate Services

Revenue in the Asia Pacific region was $165 million for the third quarter of 2010, compared with $136 million for the same period in 2009, an increase of 21 percent, 15 percent in local currency. The year-over-year increase was principally driven by transactional revenue improvement across most countries in the region compared with a year ago. Year-to-date revenue in the region was $455 million in 2010, an increase of 26 percent compared with 2009, 17 percent in local currency.

	Three Months Ended Sept 30,		% Change In LC	Nine Months Ended Sept 30,		% Change in LC
Asia Pacific (in millions)	2010	2009		2010	2009
Leasing	$35.2	$27.7	21%	$97.1	$68.8	32%
Capital Markets & Hotels	18.3	15.2	13%	52.3	30.3	55%
Property & Facility Management	75.6	67.6	5%	214.4	191.6	3%
Project & Development Services	19.2	10.9	69%	44.7	31.5	33%
Advisory, Consulting and Other	16.7	15.0	8%	46.8	40.7	7%

Operating revenue	$165.0	$136.4	15%	$455.3	$362.9	16%
Equity losses	0.0	0.0	n/m	0.0	(2.4)	n/m

Total segment revenue	$165.0	$136.4	15%	$455.3	$360.5	17%

n/m – not meaningful

Operating expenses for the region were $158 million for the quarter, compared with $129 million in 2009, an increase of 16 percent year over year in local currency. Operating expenses were $432 million for the first nine months of 2010, compared with $354 million in 2009, an increase of 13 percent in local currency.

The region’s EBITDA for the third quarter of 2010 was $11 million, compared with $10 million for the same period last year. Year-to-date EBITDA for 2010 was $34 million compared with $15 million for the first nine months of 2009.

LaSalle Investment Management

LaSalle Investment Management’s third-quarter Advisory fees were $62 million, up 1 percent compared with last year in both US dollars and local currency. Year-to-date Advisory fees were $176 million, compared with $180 million through the first nine months of 2009, a decrease of 4 percent in local currency.

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Jones Lang LaSalle Reports Third-Quarter 2010 Net Income – Page 6

LaSalle Investment Management	Three Months Ended Sept 30,		% Change in LC	Nine Months Ended Sept 30,		% Change in LC
(in millions)	2010	2009		2010	2009
Advisory fees	$61.7	$61.2	1%	$176.2	$180.1	(4%)
Transaction and Incentive fees	3.3	4.7	(30%)	13.7	15.7	(17%)

Operating revenue	$65.0	$65.9	(1%)	$189.9	$195.8	(5%)
Equity losses	(2.0)	(5.0)	n/m	(11.2)	(51.7)	n/m

Total segment revenue	$63.0	$60.9	3%	$178.7	$144.1	21%

n/m – not meaningful

During the quarter, LaSalle Investment Management raised net capital of $1.0 billion, bringing the year-to-date net capital raise to $5.3 billion. Investments totalled $1.7 billion during the third quarter, $2.5 billion year to date. At the end of the third quarter assets under management were $40.2 billion.

Summary

Throughout the downturn, the firm has strengthened its corporate business and redefined its cost base across transactional businesses. It has maintained steady margin improvements in line with stable revenue growth. LaSalle Investment Management has raised strong levels of capital through the first nine months of the year and remains strategically positioned as opportunities arise. The firm is encouraged by three solid quarters of performance and is well positioned to take advantage of the opportunities that will arise from recovering markets.

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Jones Lang LaSalle Reports Third-Quarter 2010 Net Income – Page 7

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives, dividend payments and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2009, and in the Quarterly Report on Form 10-Q for the quarters ended March 31, 2010, and June 30, 2010, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2009 global revenue of $2.5 billion, Jones Lang LaSalle serves clients in 60 countries from 750 locations worldwide, including 180 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.6 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with approximately $40 billion of assets under management. For further information, please visit the company’s website, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601   |   22 Hanover Square London W1A 2BN   |   9 Raffles Place #39–00 Republic Plaza Singapore 048619

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Jones Lang LaSalle Reports Third-Quarter 2010 Net Income – Page 8

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, October 27 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

• U.S. callers:	+1 866 297 4749
• International callers:	+1 706 679 7364
• Pass code:	#16895997

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=73301 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the third quarter 2010 earnings call has been posted to the Investor Relations section of the company’s website: www.joneslanglasalle.com.

Conference Call Replay

Available: 12:00 p.m. EDT Wednesday, October 27 through 11:59 p.m. EDT Wednesday, November 3 at the following numbers:

• U.S. callers:	+1 800 642 1687
• International callers:	+1 706 645 9291
• Pass code:	#16895997

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2010 and 2009

(in thousands, except share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	$708,379	$595,302	$1,969,361	$1,665,651
Operating expenses:
Compensation and benefits	463,065	380,029	1,288,854	1,103,960
Operating, administrative and other	165,336	147,744	484,830	426,020
Depreciation and amortization	17,743	18,720	52,989	64,608
Restructuring charges	385	4,181	5,501	36,608

Total operating expenses	646,529	550,674	1,832,174	1,631,196

Operating income	61,850	44,628	137,187	34,455
Interest expense, net of interest income	11,490	16,304	35,738	43,590
Equity losses from unconsolidated ventures	(2,014)	(4,960)	(10,937)	(56,230)

Income (loss) before income taxes and noncontrolling interest	48,346	23,364	90,512	(65,365)
Provision (benefit) for income taxes	11,120	3,505	20,817	(9,806)

Net income (loss)	37,226	19,859	69,695	(55,559)
Net income attributable to noncontrolling interest	101	88	347	290

Net income (loss) attributable to the Company	$37,125	$19,771	$69,348	$(55,849)

Net income (loss) attributable to common shareholders	$37,125	$19,771	$69,130	$(56,135)

Basic earnings (loss) per common share	$0.87	$0.47	$1.64	$(1.50)

Basic weighted average shares outstanding	42,568,764	41,762,451	42,175,393	37,432,242

Diluted earnings (loss) per common share	$0.84	$0.46	$1.57	$(1.50)

Diluted weighted average shares outstanding	44,088,989	43,299,868	44,064,294	37,432,242

EBITDA	$77,478	$58,300	$178,674	$42,257

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Nine Months Ended September 30, 2010 and 2009

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$309,063	$238,734	$832,748	$688,122
Equity earnings (losses)	40	30	280	(1,181)

	309,103	238,764	833,028	686,941
Operating expenses:
Compensation, operating and administrative expenses	263,140	199,816	727,806	605,390
Depreciation and amortization	8,697	9,672	26,415	38,111

	271,837	209,488	754,221	643,501

Operating income	$37,266	$29,276	$78,807	$43,440

EBITDA	$45,963	$38,948	$105,222	$81,551

EMEA
Revenue:
Operating revenue	$169,275	$154,223	$491,442	$418,814
Equity earnings (losses)	(12)	19	(45)	(940)

	169,263	154,242	491,397	417,874
Operating expenses:
Compensation, operating and administrative expenses	161,858	152,909	478,672	428,225
Depreciation and amortization	4,222	5,265	13,249	15,641

	166,080	158,174	491,921	443,866

Operating income (loss)	$3,183	$(3,932)	$(524)	$(25,992)

EBITDA	$7,405	$1,333	$12,725	$(10,351)

ASIA PACIFIC
Revenue:
Operating revenue	$164,968	$136,431	$455,317	$362,904
Equity losses	—	—	—	(2,371)

	164,968	136,431	455,317	360,533
Operating expenses:
Compensation, operating and administrative expenses	153,981	126,076	421,573	345,131
Depreciation and amortization	3,616	3,205	9,948	9,198

	157,597	129,281	431,521	354,329

Operating income	$7,371	$7,150	$23,796	$6,204

EBITDA	$10,987	$10,355	$33,744	$15,402

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$65,073	$65,915	$189,854	$195,811
Equity losses	(2,042)	(5,010)	(11,172)	(51,738)

	63,031	60,905	178,682	144,073
Operating expenses:
Compensation, operating and administrative expenses	49,422	48,972	145,633	151,235
Depreciation and amortization	1,208	578	3,377	1,657

	50,630	49,550	149,010	152,892

Operating income (loss)	$12,401	$11,355	$29,672	$(8,819)

EBITDA	$13,609	$11,933	$33,049	$(7,162)

Total segment revenue	706,365	590,342	1,958,424	1,609,421
Reclassification of equity losses	(2,014)	(4,960)	(10,937)	(56,230)

Total revenue	$708,379	$595,302	$1,969,361	$1,665,651

Total operating expenses before restructuring charges	646,144	546,493	1,826,673	1,594,588

Operating income before restructuring charges	$62,235	$48,809	$142,688	$71,063

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

September 30, 2010, December 31, 2009 and September 30, 2009

(in thousands)

	September 30, 2010 (Unaudited)	December 31, 2009	September 30, 2009 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,717	$69,263	$56,611
Trade receivables, net of allowances	638,111	669,993	572,981
Notes and other receivables	79,607	73,984	77,874
Prepaid expenses	37,665	35,689	36,668
Deferred tax assets	75,174	82,793	129,177
Other	25,279	8,196	15,175

Total current assets	927,553	939,918	888,486
Property and equipment, net of accumulated depreciation	192,405	213,708	216,115
Goodwill, with indefinite useful lives	1,438,038	1,441,951	1,447,611
Identified intangibles, with finite useful lives, net of accumulated amortization	31,306	36,791	39,947
Investments in real estate ventures	178,567	167,310	157,093
Long-term receivables	44,940	52,941	54,009
Deferred tax assets	137,431	139,406	74,733
Other	113,824	104,908	115,415

Total assets	$3,064,064	$3,096,933	$2,993,409

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$311,091	$347,650	$305,711
Accrued compensation	404,666	479,628	313,999
Short-term borrowings	29,182	23,399	57,161
Deferred tax liabilities	1,164	1,164	3,357
Deferred income	48,561	38,575	35,160
Deferred business acquisition obligations	165,885	106,330	101,794
Other	92,017	98,349	84,951

Total current liabilities	1,052,566	1,095,095	902,133
Noncurrent liabilities:
Credit facilities	253,000	175,000	292,286
Deferred tax liabilities	10,091	3,210	4,511
Deferred compensation	18,035	27,039	28,191
Pension liabilities	6,534	8,210	4,360
Deferred business acquisition obligations	132,862	287,259	290,518
Minority shareholder redemption liability	32,372	32,475	45,914
Other	79,146	86,031	84,770

Total liabilities	1,584,606	1,714,319	1,652,683
Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 42,645,979, 41,843,947 and 41,834,319 shares issued and outstanding as of September 30, 2010, December 31, 2009, and September 30, 2009, respectively	426	418	418
Additional paid-in capital	869,062	854,227	841,430
Retained earnings	596,314	531,456	483,654
Shares held in trust	(6,290)	(5,196)	(5,276)
Accumulated other comprehensive income (loss)	17,069	(1,976)	16,688

Total Company shareholders’ equity	1,476,581	1,378,929	1,336,914
Noncontrolling interest	2,877	3,685	3,812

Total equity	1,479,458	1,382,614	1,340,726

Total liabilities and equity	$3,064,064	$3,096,933	$2,993,409

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2010 and 2009

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash provided by operating activities	$108,072	$43,861

Cash used in investing activities	(160,782)	(71,665)

Cash provided by financing activities	55,164	38,522

Net increase in cash and cash equivalents	2,454	10,718

Cash and cash equivalents, beginning of period	69,263	45,893

Cash and cash equivalents, end of period	$71,717	$56,611

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Charges excluded from GAAP net income (loss) to arrive at adjusted net income for the quarters and year- to- date periods ended September 30, 2010, and September 30, 2009, respectively, are primarily severance costs and non-cash co-investment charges. Below are reconciliations of GAAP net income (loss) to adjusted net income and calculations of earnings (loss) per share (“EPS”) for each net income (loss) total (in millions after tax, except per share):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP net income (loss)	$37.1	$19.8	$69.1	$(56.1)
Shares (in 000s)	44,089	43,300	44,064	37,432

GAAP earnings (loss) per share	$0.84	$0.46	$1.57	$(1.50)

GAAP net income (loss)	$37.1	$19.8	$69.1	$(56.1)
Restructuring, net of tax	0.3	3.6	4.2	31.1
Non-cash co-investment charges, net of tax	0.7	3.2	7.4	40.4

Adjusted net income	38.1	26.6	80.7	15.4
Shares (in 000s)	44,089	43,300	44,064	38,880

Adjusted earnings per share	$0.86	$0.61	$1.83	$0.40

Basic shares outstanding were used in the calculation of GAAP EPS for the nine months ended September 30, 2009, as the use of dilutive shares outstanding would have caused that EPS calculation to be anti-dilutive.

2.	Adjusted EBITDA represents EBITDA adjusted for Restructuring and non-cash co-investment charges. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. The firm believes that adjusted EBITDA and EBITDA are indicators of ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as alternatives either to net income (loss) or net cash provided by operating activities, both of which are determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income (loss)	$37,125	$19,771	$69,130	$(56,135)
Add (Deduct):
Interest expense, net of interest income	11,490	16,304	35,738	43,590
Provision (Benefit) for income taxes	11,120	3,505	20,817	(9,806)
Depreciation and amortization	17,743	18,720	52,989	64,608

EBITDA	$77,478	$58,300	$178,674	$42,257

Add:
Restructuring	385	4,181	5,501	36,608
Non-cash co-investment charges	876	3,728	9,532	47,575

Adjusted EBITDA	$78,739	$66,209	$193,707	$126,440

Below is a reconciliation of net cash from operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$188,435	$129,632	$108,072	$43,861
Add (Deduct):
Interest expense, net of interest income	11,490	16,304	35,738	43,590
Change in working capital and non-cash expenses	(133,567)	(91,141)	14,047	(35,388)
Provision (Benefit) for income taxes	11,120	3,505	20,817	(9,806)

EBITDA	$77,478	$58,300	$178,674	$42,257

Add:
Restructuring	385	4,181	5,501	36,608
Non-cash co-investment charges	876	3,728	9,532	47,575

Adjusted EBITDA	$78,739	$66,209	$193,707	$126,440

3.	For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

4.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

5.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, to be filed with the Securities and Exchange Commission shortly.

6.	EMEA refers to Europe, Middle East, and Africa. MENA refers to Middle East and North Africa.

7.	Certain prior year amounts have been reclassified to conform to the current presentation.